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Exhibit 3.31

State of West Virginia

[SEAL]

Certificate

        I, JOHN D. ROCKEFELLER IV, Secretary of State of the State of West Virginia, hereby certify that the following and hereto attached is a true copy of

Certificate of Incorporation

of

ENERGY DEVELOPMENT CORPORATION

dated January 13, 1971; there being no amendments or additions thereto; as appears from the records of my said office.

[SEAL]	Given under my hand and the Great Seal of the said State at the City of Charleston, this THIRTEENTH day of JANUARY 1971
/s/ JOHN D. ROCKEFELLER IV
Secretary of State.

State of West Virginia

[SEAL]

Certificate of Incorporation

        I, JOHN D. ROCKEFELLER IV, Secretary of State of the State of West Virginia, hereby certify that an Agreement, duly acknowledged, has been this day filed in my office, which agreement is in words and figures following:

AGREEMENT OF INCORPORATION

        1.     The undersigned agree to form a corporation by the name of

ENERGY DEVELOPMENT CORPORATION.

        2.     The principal office or place of business of said corporation will be located in the Town of Gilbert, in the County of Mingo, and State of West Virginia. Its chief works will be located in the Town of Gilbert, Mingo County, West Virginia, and elsewhere in the State.

        3.     The objects for which this corporation is formed are to do any of the following, for its own account or as agent or manager for others:

          (a)   To purchase, lease or otherwise acquire, and to own, develop, mine and sell, bituminous and other coal in the State of West Virginia, and elsewhere, and to purchase, lease, hold, develop and sell surface lands and real estate necessary in, or incidental to, said business, and to buy, sell, import, export, mine and generally deal in bituminous and other coal in the State of West Virginia and elsewhere in the United States.

          (b)   To purchase, lease or otherwise acquire, construct, maintain and operate all necessary tipples, ramps, roadways, and to purchase, lease and otherwise acquire any and all personal property necessary to the mining operations of the corporation.

          (c)   To search, prospect, and explore, for coal and other natural resources; to acquire, develop, and exploit, rights, claims, and interests in lands and the products thereof; to acquire, maintain, manage, develop, improve, work, and operate, colleries, mines, pits, and properties of all kinds and any articles, materials, machinery, equipment, and supplies, used in connection therewith.

          (d)   To manufacture, produce, purchase, acquire, prepare for market, sell, and deal in and with, coal, coke, and other fuels, and the products and by-products thereof; and to build, establish, purchase, lease, acquire, own, maintain, improve, and operate, yards, storage facilities, tanks, factories, buildings, structures and other works.

        4.     The total number of shares of capital stock which the corporation shall have authority to issue is two hundred (200), all of which shall be without par value.

        Without action by the stockholders, the shares of stock without par value may be issued by the corporation, from time to time, for such consideration as may be fixed from time to time, by the Board of Directors, and any and all such shares so issued, the full consideration for which has been paid or delivered, shall be full paid stock, and not liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further payment thereon.

        The minimum amount of capital with which the corporation will commence business is one thousand dollars ($1,000).

        5.     The names and post office addresses of the incorporators and the number of shares of stock subscribed for by each are as follows:

Name	P.O. Address	No. of Shares
Nahum L. Gordon	866 Third Avenue New York, New York 10022	25
Richard L. Goldman	866 Third Avenue New York, New York 10022	24
Alice Antreassian	866 Third Avenue New York, New York 10022	1

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        6.     The existence of this corporation is to be perpetual.

        7.     This Agreement was prepared by Corbin Gordon & Goldman, 866 Third Avenue, New York, New York 10022.

        WE, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this Agreement; and we have accordingly hereunto set our respective hands this 7th day of January 1971.

/s/ NAHUM L. GORDON Nahum L. Gordon
/s/ RICHARD L. GOLDMAN Richard L. Goldman
/s/ ALICE ANTREASSIAN Alice Antreassian

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Wherefore The corporators named in the said Agreement and who have signed the same, and their successors and assigns, are hereby declared to be from this date a Corporation by the name and for the purposes set forth in the said agreement, with the right of perpetual succession.

[SEAL]	Given under my hand and the Great Seal of the said State, at the City of Charleston, this THIRTEENTH day of JANUARY, Nineteen Hundred and SEVENTY-ONE
/s/ JOHN D. ROCKEFELLER IV
Secretary of State.

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Exhibit 3.31